Exhibit 23.3


                    CONSENT OF INDEPENDENT ACCOUNTANTS
                    ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2004 relating to the financial statements of OFS BrightWave, LLC, which is incorporated by reference in CommScope Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005.


/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
May 15, 2006